RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2003-S6 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S6

        $ 254,825                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated April 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated April 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------
499 or less ....................              1    $      178,692            0.16%    $   178,692        59.00%
540 - 559 ......................              1            92,158            0.08          92,158        62.00
580 - 599 ......................              1            36,592            0.03          36,592        28.00
600 - 619 ......................              5         2,436,529            2.16         487,306        62.37
620 - 639 ......................              1            96,927            0.09          96,927        90.00
640 - 659 ......................              6         1,443,180            1.28         240,530        53.99
660 - 679 ......................             11         4,748,430            4.21         431,675        46.03
680 - 699 ......................             15         5,446,423            4.83         363,095        57.13
700 - 719 ......................             21         7,941,558            7.04         378,169        55.91
720 - 739 ......................             27         9,790,855            8.68         362,624        57.88
740 - 759 ......................             37        14,182,321           12.58         383,306        54.43
760 - 779 ......................             45        15,123,293           13.41         336,073        62.25
780 - 799 ......................             76        27,252,915           24.17         358,591        54.51
800 or greater .................             68        23,975,596           21.27         352,582        56.32
                                            ---    --------------          ------     -----------        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922        56.28%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 759.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
5.000 - 5.124 ..................              2    $    1,111,053            0.99%    $   555,527           740        47.46%
5.125 - 5.249 ..................             10         4,225,848            3.75         422,585           768        55.72
5.250 - 5.374 ..................             26        10,898,777            9.67         419,184           752        52.06
5.375 - 5.499 ..................             65        24,391,441           21.63         375,253           756        55.23
5.500 - 5.624 ..................             97        34,991,691           31.04         360,739           768        57.18
5.625 - 5.749 ..................             84        26,533,348           23.53         315,873           753        59.90
5.750 - 5.874 ..................             18         4,711,646            4.18         261,758           761        45.23
5.875 - 5.999 ..................              7         3,151,639            2.80         450,234           744        67.28
6.000 - 6.124 ..................              5         1,997,743            1.77         399,549           750        42.27
6.250 - 6.374 ..................              1           732,283            0.65         732,283           802        59.00
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.4955% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
 100,000 or less ...............             11    $      549,191            0.49%    $    49,926           761        58.46%
 100,001 -    200,000 ..........             31         4,277,310            3.79         137,978           734        51.90
 200,001 -    300,000 ..........             31         6,704,552            5.95         216,276           759        60.26
 300,001 -    400,000 ..........             92        29,097,598           25.81         316,278           762        58.15
 400,001 -    500,000 ..........             84        33,887,218           30.06         403,419           766        58.82
 500,001 -    600,000 ..........             32        15,604,656           13.84         487,645           765        56.18
 600,001 -    700,000 ..........             19        10,992,757            9.75         578,566           757        54.95
 700,001 -    800,000 ..........              4         2,479,563            2.20         619,891           743        49.82
 800,001 -    900,000 ..........              5         3,843,035            3.41         768,607           766        46.43
 900,001 -  1,000,000 ..........              5         4,361,576            3.87         872,315           692        39.22
1,000,001 - 1,100,000 ..........              1           948,013            0.84         948,013           784        51.00
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
--------------------------------    -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ..................            110    $   40,579,025           35.99%    $   368,900          756
50.01 - 55.00 ..................             30        11,121,792            9.86         370,726          757
55.01 - 60.00 ..................             34        12,456,711           11.05         366,374          752
60.01 - 65.00 ..................             34        11,632,009           10.32         342,118          777
65.01 - 70.00 ..................             43        15,971,928           14.17         371,440          763
70.01 - 75.00 ..................             24         7,562,633            6.71         315,110          762
75.01 - 80.00 ..................             36        12,558,151           11.14         348,838          758
80.01 - 85.00 ..................              2           574,816            0.51         287,408          719
85.01 - 90.00 ..................              1            96,927            0.09          96,927          638
90.01 - 95.00 ..................              1           191,477            0.17         191,477          712
                                            ---    --------------          ------     -----------          ---
Total ..........................            315    $  112,745,469          100.00%    $   357,922          759
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 56.28%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Alabama ........................              1    $       92,341            0.08%    $    92,341           771        76.00%
Arizona ........................              3         1,358,327            1.20         452,776           773        77.48
California .....................            149        55,588,760           49.30         373,079           763        52.26
Colorado .......................              7         2,417,429            2.14         345,347           779        67.41
Connecticut ....................              4         1,161,651            1.03         290,413           755        67.16
District of Columbia ...........              2         1,120,628            0.99         560,314           796        53.09
Delaware .......................              1           129,779            0.12         129,779           647        49.00
Florida ........................             12         4,708,468            4.18         392,372           754        53.25
Georgia ........................              7         2,878,598            2.55         411,228           775        69.85
Hawaii .........................              2           974,091            0.86         487,046           794        68.00
Idaho ..........................              2           533,097            0.47         266,549           780        70.14
Illinois .......................              8         2,656,937            2.36         332,117           740        63.69
Kansas .........................              1           365,693            0.32         365,693           789        80.00
Kentucky .......................              2           693,661            0.62         346,831           709        66.41
Louisiana ......................              1           308,052            0.27         308,052           680        80.00
Massachusetts ..................              3           646,542            0.57         215,514           669        56.16
Maryland .......................              4         1,159,984            1.03         289,996           781        46.19
Michigan .......................             14         5,832,915            5.17         416,637           721        53.14
Minnesota ......................              2           866,016            0.77         433,008           798        54.78
Missouri .......................              2           495,319            0.44         247,659           690        80.88
Mississippi ....................              1           196,528            0.17         196,528           791        66.00
North Carolina .................              9         4,299,825            3.81         477,758           726        57.57
Nebraska .......................              2           432,057            0.38         216,028           803        48.64
New Jersey .....................             15         5,518,498            4.89         367,900           771        54.50
Nevada .........................              1           295,870            0.26         295,870           765        80.00
New York .......................             19         4,640,912            4.12         244,259           735        57.81
Ohio ...........................              4           715,078            0.63         178,770           766        59.16
Oklahoma .......................              1            52,601            0.05          52,601           803        68.00
Oregon .........................              2           553,062            0.49         276,531           776        64.00
Pennsylvania ...................              3         1,389,076            1.23         463,025           778        61.02
South Carolina .................              3         1,170,400            1.04         390,133           779        50.26
Tennessee ......................              3           588,340            0.52         196,113           751        72.63
Texas ..........................             15         4,774,992            4.24         318,333           772        63.63
Utah ...........................              1           467,782            0.41         467,782           766        80.00
Virginia .......................              4         1,897,975            1.68         474,494           797        65.74
Washington .....................              5         1,764,184            1.56         352,837           717        57.68
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======


----------
         No more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Michigan and no more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Michigan.


                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Purchase .......................             10    $    3,415,364            3.03%    $   341,536           776        65.76%
Rate/Term Refinance ............            246        89,611,965           79.48         364,276           759        56.01
Equity Refinance ...............             59        19,718,140           17.49         334,206           754        55.90
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======





                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation .............            219    $   83,159,833           73.76%    $   379,725           761        56.99%
Reduced Documentation ..........             96        29,585,636           26.24         308,184           752        54.28
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======


         No more than 60.6% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 21.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ..............            304    $  107,937,296           95.74%    $   355,057           758        56.38%
Second/Vacation ................             11         4,808,173            4.26         437,107           778        54.17
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached .........            239    $   85,050,290           75.44%    $   355,859           758        55.53%
Planned Unit Developments
(detached) .....................             63        23,714,921           21.03         376,427           765        59.36
Townhouse ......................              4         1,664,662            1.48         416,166           727        44.71
Condo Low-Rise (less than 5
(stories) ......................              3           928,957            0.82         309,652           766        66.34
Two- to four-family Units ......              3           664,485            0.59         221,495           763        59.07
Leasehold ......................              1           339,807            0.30         339,807           693        80.00
Cooperative Units ..............              1           206,859            0.18         206,859           754        14.00
Planned Unit Developments
(attached) .....................              1           175,489            0.16         175,489           799        53.00
                                            ---    --------------          ------     -----------           ---        -----
Total ..........................            315    $  112,745,469          100.00%    $   357,922           759        56.28%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
4.720 ..........................              2    $    1,111,053            0.99%    $   555,527           740        47.46%
4.845 ..........................             10         4,225,848            3.75         422,585           768        55.72
4.970 ..........................             25        10,464,764            9.28         418,591           750        52.56
                                             --    --------------           -----     -----------           ---        -----
Total ..........................             37    $   15,801,666           14.02%    $   427,072           754        53.04%
                                            ===    ==============          ======


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.620138494%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     94         89        80          72           67
April 2007.............................................     88         78        64          51           44
April 2008.............................................     82         68        51          36           28
April 2009.............................................     76         59        40          25           18
April 2010.............................................     69         50        31          18           12
April 2011.............................................     61         42        23          12            7
April 2012.............................................     54         35        17           8            4
April 2013.............................................     46         28        12           5            3
April 2014.............................................     37         21         9           3            2
April 2015.............................................     28         15         6           2            1
April 2016.............................................     19          9         3           1            *
April 2017.............................................      9          4         1           *            *
April 2018.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      7.2        5.5       3.9         2.9          2.4


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $16,132,128.84        $98,170,891.27
Weighted average mortgage rate .................         5.1974882606%               5.5441%
Weighted average servicing fee rate.............         0.2800000000%               0.3299%
Weighted average original term to maturity
(months) .......................................                  180                   180
Weighted average remaining term
to maturity (months) ...........................                  154                   153

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%             400%            500%
------------------------------         ----             ----            ----             ----            ----
$208,055......................         3.6%             4.8%            7.0%             9.8%            11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ------------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio..........      159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
   30 to 59 days..............        2,081         485,414         2,147         488,965         1,968         469,058
   60 to 89 days..............          297          66,720           336          72,625           327          75,698
   90 days or more............          301          69,148           307          68,860           333          76,136
Foreclosures Pending..........          419         100,940           340          81,219           350          91,964
Total Delinquent Loans........        3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio.................        1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
Total Loan Portfolio..........     104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
   30 to 59 days..............       1,391         350,118           813         202,438           354         101,882
   60 to 89 days..............         256          59,355           180          37,722            80          18,514
   90 days or more............         277          67,047           229          51,671            99          22,840
Foreclosures Pending..........         333          80,326           243          58,402           139          31,349
Total Delinquent Loans........       2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio.................       2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ------------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio .........       31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
   30 to 59 days .............          476          87,173           481          80,450           436          72,245
   60 to 89 days .............           72          13,317            85          14,464            71          13,138
   90 days or more ...........           68          14,146            57          12,443            64          12,292
Foreclosures Pending .........          113          23,846            87          17,435            79          22,361
Total Delinquent Loans .......          729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ................        2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
Total Loan Portfolio .........      20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
   30 to 59 days .............         303          56,489           221          45,326            80          18,542
   60 to 89 days .............          62          12,354            38           7,098            21           4,011
   90 days or more ...........          66          16,163            55           9,585            15           2,980
Foreclosures Pending .........          68          14,099            53          11,232            26           5,253
Total Delinquent Loans .......         499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ................       2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                              APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JX33   103,000,000.00  50,843,607.33     5.000000  %  1,114,398.27
A-2     76111JX41    15,000,000.00  12,306,535.78     4.100000  %    218,419.73
A-3     76111JX58     7,027,000.00   5,765,201.79     2.817499  %    102,322.36
A-4     76111JX66             0.00           0.00     5.182501  %          0.00
A-5     76111JX74    15,000,000.00     147,442.37     5.000000  %     96,545.61
A-6     76111JX82    10,000,000.00   1,667,525.53     5.000000  %     54,306.90
A-7     76111JX90        40,000.00      43,468.64     5.000000  %          0.00
A-8     76111JY24    10,000,000.00  10,000,000.00     5.000000  %          0.00
A-9     76111JY32    30,000,000.00  27,742,174.49     5.000000  %    121,659.48
A-10    76111JY40    10,108,000.00   8,292,964.24     4.250000  %    147,185.77
A-P     76111JY57       365,219.24     272,493.47     0.000000  %      1,458.02
A-V     76111JY65             0.00           0.00     0.185463  %          0.00
R-I     76111JY73           100.00           0.00     5.000000  %          0.00
R-II    76111JY81           100.00           0.00     5.000000  %          0.00
M-1     76111JY99     1,014,700.00     938,332.82     5.000000  %      4,114.93
M-2     76111JZ23       405,800.00     375,259.15     5.000000  %      1,645.65
M-3     76111JZ31       405,800.00     375,259.15     5.000000  %      1,645.65
B-1     76111JZ49       202,900.00     187,629.57     5.000000  %        822.82
B-2     76111JZ56       101,400.00      93,768.55     5.000000  %        411.21
B-3     76111JZ64       202,942.72     187,669.08     5.000000  %        823.00

-------------------------------------------------------------------------------
                  202,873,961.96   119,239,331.96                  1,865,759.40
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       211,848.36  1,326,246.63            0.00       0.00     49,729,209.06
A-2        42,047.33    260,467.06            0.00       0.00     12,088,116.05
A-3        13,536.21    115,858.57            0.00       0.00      5,662,879.43
A-4        24,898.47     24,898.47            0.00       0.00              0.00
A-5           614.34     97,159.95            0.00       0.00         50,896.76
A-6         6,948.02     61,254.92            0.00       0.00      1,613,218.63
A-7             0.00          0.00          181.11       0.00         43,649.75
A-8        41,666.67     41,666.67            0.00       0.00     10,000,000.00
A-9       115,592.39    237,251.87            0.00       0.00     27,620,515.01
A-10       29,370.92    176,556.69            0.00       0.00      8,145,778.47
A-P             0.00      1,458.02            0.00       0.00        271,035.45
A-V        18,428.71     18,428.71            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,909.72      8,024.65            0.00       0.00        934,217.89
M-2         1,563.58      3,209.23            0.00       0.00        373,613.50
M-3         1,563.58      3,209.23            0.00       0.00        373,613.50
B-1           781.79      1,604.61            0.00       0.00        186,806.75
B-2           390.70        801.91            0.00       0.00         93,357.34
B-3           781.95      1,604.95            0.00       0.00        186,846.08

-------------------------------------------------------------------------------
          513,942.74  2,379,702.14          181.11       0.00    117,373,753.67
===============================================================================









































Run:        04/26/05     10:05:16
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     493.627256   10.819401     2.056780    12.876181   0.000000  482.807855
A-2     820.435718   14.561315     2.803155    17.364470   0.000000  805.874404
A-3     820.435719   14.561315     1.926314    16.487629   0.000000  805.874404
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       9.829491    6.436373     0.040956     6.477329   0.000000    3.393118
A-6     166.752553    5.430690     0.694802     6.125492   0.000000  161.321863
A-7    1086.715873    0.000000     0.000000     0.000000   4.527750 1091.243873
A-8    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-9     924.739150    4.055316     3.853080     7.908396   0.000000  920.683834
A-10    820.435718   14.561315     2.905710    17.467025   0.000000  805.874404
A-P     746.109322    3.992205     0.000000     3.992205   0.000000  742.117117
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     924.739151    4.055317     3.853080     7.908397   0.000000  920.683834
M-2     924.739157    4.055323     3.853080     7.908403   0.000000  920.683834
M-3     924.739157    4.055323     3.853080     7.908403   0.000000  920.683834
B-1     924.739132    4.055298     3.853080     7.908378   0.000000  920.683834
B-2     924.739159    4.055325     3.853057     7.908382   0.000000  920.683834
B-3     924.739164    4.055331     3.853058     7.908389   0.000000  920.683833

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6 (POOL #  4678)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4678
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       24,781.04
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,816.75

SUBSERVICER ADVANCES THIS MONTH                                        6,095.32
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     603,818.47

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     117,373,753.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          327

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,342,642.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.18611800 %     1.41959800 %    0.39338300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.16532400 %     1.43255612 %    0.39880390 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,031,113.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,986,319.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.49578958
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              155.70

POOL TRADING FACTOR:                                                57.85550425

Run:        04/26/05     11:15:30                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JX33   103,000,000.00  49,729,209.06     5.000000  %  1,183,926.23
A-2     76111JX41    15,000,000.00  12,088,116.05     4.100000  %    222,691.68
A-3     76111JX58     7,027,000.00   5,662,879.43     2.929999  %    104,323.63
A-4     76111JX66             0.00           0.00     5.070001  %          0.00
A-5     76111JX74    15,000,000.00      50,896.76     5.000000  %     50,896.76
A-6     76111JX82    10,000,000.00   1,613,218.63     5.000000  %    129,399.30
A-7     76111JX90        40,000.00      43,649.75     5.000000  %          0.00
A-8     76111JY24    10,000,000.00  10,000,000.00     5.000000  %          0.00
A-9     76111JY32    30,000,000.00  27,620,515.01     5.000000  %    122,005.75
A-10    76111JY40    10,108,000.00   8,145,778.47     4.250000  %    150,064.50
A-P     76111JY57       365,219.24     271,035.45     0.000000  %      3,415.10
A-V     76111JY65             0.00           0.00     0.184534  %          0.00
R-I     76111JY73           100.00           0.00     5.000000  %          0.00
R-II    76111JY81           100.00           0.00     5.000000  %          0.00
M-1     76111JY99     1,014,700.00     934,217.89     5.000000  %      4,126.65
M-2     76111JZ23       405,800.00     373,613.50     5.000000  %      1,650.33
M-3     76111JZ31       405,800.00     373,613.50     5.000000  %      1,650.33
B-1     76111JZ49       202,900.00     186,806.75     5.000000  %        825.17
B-2     76111JZ56       101,400.00      93,357.34     5.000000  %        412.38
B-3     76111JZ64       202,942.72     186,846.08     5.000000  %        825.34

-------------------------------------------------------------------------------
                  202,873,961.96   117,373,753.67                  1,976,213.15
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       207,205.04  1,391,131.27            0.00       0.00     48,545,282.83
A-2        41,301.06    263,992.74            0.00       0.00     11,865,424.37
A-3        13,826.86    118,150.49            0.00       0.00      5,558,555.80
A-4        23,925.67     23,925.67            0.00       0.00              0.00
A-5           212.07     51,108.83            0.00       0.00              0.00
A-6         6,721.74    136,121.04            0.00       0.00      1,483,819.33
A-7             0.00          0.00          181.88       0.00         43,831.63
A-8        41,666.67     41,666.67            0.00       0.00     10,000,000.00
A-9       115,085.48    237,091.23            0.00       0.00     27,498,509.26
A-10       28,849.63    178,914.13            0.00       0.00      7,995,713.97
A-P             0.00      3,415.10            0.00       0.00        267,620.35
A-V        18,049.58     18,049.58            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,892.57      8,019.22            0.00       0.00        930,091.24
M-2         1,556.72      3,207.05            0.00       0.00        371,963.17
M-3         1,556.72      3,207.05            0.00       0.00        371,963.17
B-1           778.36      1,603.53            0.00       0.00        185,981.58
B-2           388.99        801.37            0.00       0.00         92,944.96
B-3           778.53      1,603.87            0.00       0.00        186,020.74

-------------------------------------------------------------------------------
          505,795.69  2,482,008.84          181.88       0.00    115,397,722.40
===============================================================================









































Run:        04/26/05     11:15:30
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     482.807855   11.494429     2.011699    13.506128   0.000000  471.313425
A-2     805.874404   14.846113     2.753404    17.599517   0.000000  791.028291
A-3     805.874403   14.846112     1.967676    16.813788   0.000000  791.028291
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       3.393117    3.393117     0.014138     3.407255   0.000000    0.000000
A-6     161.321862   12.939929     0.672174    13.612103   0.000000  148.381933
A-7    1091.243972    0.000000     0.000000     0.000000   4.547000 1095.790722
A-8    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-9     920.683834    4.066858     3.836183     7.903041   0.000000  916.616975
A-10    805.874403   14.846112     2.854138    17.700250   0.000000  791.028291
A-P     742.117128    9.350822     0.000000     9.350822   0.000000  732.766306
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     920.683833    4.066857     3.836178     7.903035   0.000000  916.616975
M-2     920.683831    4.066856     3.836175     7.903031   0.000000  916.616975
M-3     920.683831    4.066856     3.836175     7.903031   0.000000  916.616975
B-1     920.683856    4.066880     3.836175     7.903055   0.000000  916.616975
B-2     920.683839    4.066864     3.836193     7.903057   0.000000  916.616975
B-3     920.683836    4.066862     3.836206     7.903068   0.000000  916.616974

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:30                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6 (POOL #  4678)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4678
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       24,424.72
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,492.05

SUBSERVICER ADVANCES THIS MONTH                                       15,213.04
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   1,424,823.36

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     115,397,722.41

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          322

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,457,543.47

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.16532400 %     1.43587100 %    0.39788300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.14213200 %     1.45065045 %    0.40384510 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,031,113.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,986,319.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.49555188
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              154.70

POOL TRADING FACTOR:                                                56.88148508

Run:        04/07/05     11:35:26                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JX33   103,000,000.00  48,545,282.83     5.000000  %    617,291.77
A-2     76111JX41    15,000,000.00  11,865,424.37     4.100000  %    159,945.63
A-3     76111JX58     7,027,000.00   5,558,555.80     3.050001  %     74,929.19
A-4     76111JX66             0.00           0.00     4.949999  %          0.00
A-5     76111JX74    15,000,000.00           0.00     5.000000  %          0.00
A-6     76111JX82    10,000,000.00   1,483,819.33     5.000000  %        182.63
A-7     76111JX90        40,000.00      43,831.63     5.000000  %          0.00
A-8     76111JY24    10,000,000.00  10,000,000.00     5.000000  %          0.00
A-9     76111JY32    30,000,000.00  27,498,509.26     5.000000  %    123,727.23
A-10    76111JY40    10,108,000.00   7,995,713.97     4.250000  %    107,782.03
A-P     76111JY57       365,219.24     267,620.35     0.000000  %      1,402.35
A-V     76111JY65             0.00           0.00     0.184286  %          0.00
R-I     76111JY73           100.00           0.00     5.000000  %          0.00
R-II    76111JY81           100.00           0.00     5.000000  %          0.00
M-1     76111JY99     1,014,700.00     930,091.24     5.000000  %      4,184.86
M-2     76111JZ23       405,800.00     371,963.17     5.000000  %      1,673.62
M-3     76111JZ31       405,800.00     371,963.17     5.000000  %      1,673.62
B-1     76111JZ49       202,900.00     185,981.58     5.000000  %        836.80
B-2     76111JZ56       101,400.00      92,944.96     5.000000  %        418.20
B-3     76111JZ64       202,942.72     186,020.74     5.000000  %        836.98

-------------------------------------------------------------------------------
                  202,873,961.96   115,397,722.40                  1,094,884.91
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       202,272.01    819,563.78            0.00       0.00     47,927,991.06
A-2        40,540.20    200,485.83            0.00       0.00     11,705,478.74
A-3        14,128.00     89,057.19            0.00       0.00      5,483,626.61
A-4        22,929.04     22,929.04            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6         6,182.58      6,365.21            0.00       0.00      1,483,636.70
A-7             0.00          0.00          182.63       0.00         44,014.26
A-8        41,666.67     41,666.67            0.00       0.00     10,000,000.00
A-9       114,577.12    238,304.35            0.00       0.00     27,374,782.03
A-10       28,318.15    136,100.18            0.00       0.00      7,887,931.94
A-P             0.00      1,402.35            0.00       0.00        266,218.00
A-V        17,721.81     17,721.81            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,875.38      8,060.24            0.00       0.00        925,906.38
M-2         1,549.85      3,223.47            0.00       0.00        370,289.55
M-3         1,549.85      3,223.47            0.00       0.00        370,289.55
B-1           774.92      1,611.72            0.00       0.00        185,144.78
B-2           387.27        805.47            0.00       0.00         92,526.76
B-3           775.09      1,612.07            0.00       0.00        185,183.76

-------------------------------------------------------------------------------
          497,247.94  1,592,132.85          182.63       0.00    114,303,020.12
===============================================================================









































Run:        04/07/05     11:35:26
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     471.313425    5.993124     1.963806     7.956930   0.000000  465.320302
A-2     791.028291   10.663042     2.702680    13.365722   0.000000  780.365249
A-3     791.028292   10.663043     2.010531    12.673574   0.000000  780.365249
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     148.381933    0.018263     0.618258     0.636521   0.000000  148.363670
A-7    1095.790767    0.000000     0.000000     0.000000   4.565750 1100.356517
A-8    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-9     916.616975    4.124241     3.819237     7.943478   0.000000  912.492734
A-10    791.028291   10.663042     2.801558    13.464600   0.000000  780.365249
A-P     732.766298    3.839748     0.000000     3.839748   0.000000  728.926550
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     916.616978    4.124244     3.819237     7.943481   0.000000  912.492734
M-2     916.616983    4.124248     3.819246     7.943494   0.000000  912.492734
M-3     916.616983    4.124248     3.819246     7.943494   0.000000  912.492734
B-1     916.616983    4.124248     3.819221     7.943469   0.000000  912.492734
B-2     916.616995    4.124260     3.819231     7.943491   0.000000  912.492734
B-3     916.616951    4.124218     3.819255     7.943473   0.000000  912.492733

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:26                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6 (POOL #  4678)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4678
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       24,034.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,011.04

SUBSERVICER ADVANCES THIS MONTH                                        7,957.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     833,601.89

 (B)  TWO MONTHLY PAYMENTS:                                    1      93,375.71

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     114,303,020.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          320

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      575,458.19

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.14213200 %     1.45402200 %    0.40290860 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.13276000 %     1.45795402 %    0.40588240 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,031,113.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,986,319.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.49519144
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              153.60

POOL TRADING FACTOR:                                                56.34188784

Run:        04/25/05     12:25:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JX33   103,000,000.00  47,927,991.06     5.000000  %  1,686,723.81
A-2     76111JX41    15,000,000.00  11,705,478.74     4.100000  %    297,795.32
A-3     76111JX58     7,027,000.00   5,483,626.61     3.250000  %    139,507.19
A-4     76111JX66             0.00           0.00     4.750000  %          0.00
A-5     76111JX74    15,000,000.00           0.00     5.000000  %          0.00
A-6     76111JX82    10,000,000.00   1,483,636.70     5.000000  %    298,502.02
A-7     76111JX90        40,000.00      44,014.26     5.000000  %          0.00
A-8     76111JY24    10,000,000.00  10,000,000.00     5.000000  %          0.00
A-9     76111JY32    30,000,000.00  27,374,782.03     5.000000  %    122,718.76
A-10    76111JY40    10,108,000.00   7,887,931.94     4.250000  %    200,674.34
A-P     76111JY57       365,219.24     266,218.00     0.000000  %     11,392.49
A-V     76111JY65             0.00           0.00     0.184007  %          0.00
R-I     76111JY73           100.00           0.00     5.000000  %          0.00
R-II    76111JY81           100.00           0.00     5.000000  %          0.00
M-1     76111JY99     1,014,700.00     925,906.38     5.000000  %      4,150.76
M-2     76111JZ23       405,800.00     370,289.55     5.000000  %      1,659.97
M-3     76111JZ31       405,800.00     370,289.55     5.000000  %      1,659.97
B-1     76111JZ49       202,900.00     185,144.78     5.000000  %        829.99
B-2     76111JZ56       101,400.00      92,526.76     5.000000  %        414.79
B-3     76111JZ64       202,942.72     185,183.76     5.000000  %        830.17

-------------------------------------------------------------------------------
                  202,873,961.96   114,303,020.12                  2,766,859.58
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       199,699.96  1,886,423.77            0.00       0.00     46,241,267.25
A-2        39,993.72    337,789.04            0.00       0.00     11,407,683.42
A-3        14,851.49    154,358.68            0.00       0.00      5,344,119.42
A-4        21,706.02     21,706.02            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6         6,181.82    304,683.84            0.00       0.00      1,185,134.68
A-7             0.00          0.00          183.39       0.00         44,197.65
A-8        41,666.67     41,666.67            0.00       0.00     10,000,000.00
A-9       114,061.59    236,780.35            0.00       0.00     27,252,063.27
A-10       27,936.43    228,610.77            0.00       0.00      7,687,257.60
A-P             0.00     11,392.49            0.00       0.00        254,825.51
A-V        17,527.16     17,527.16            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         3,857.94      8,008.70            0.00       0.00        921,755.62
M-2         1,542.87      3,202.84            0.00       0.00        368,629.58
M-3         1,542.87      3,202.84            0.00       0.00        368,629.58
B-1           771.44      1,601.43            0.00       0.00        184,314.79
B-2           385.53        800.32            0.00       0.00         92,111.97
B-3           771.60      1,601.77            0.00       0.00        184,353.59

-------------------------------------------------------------------------------
          492,497.11  3,259,356.69          183.39       0.00    111,536,343.93
===============================================================================









































Run:        04/25/05     12:25:16
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6(POOL #  4678)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4678
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     465.320302   16.375959     1.938835    18.314794   0.000000  448.944342
A-2     780.365249   19.853021     2.666248    22.519269   0.000000  760.512228
A-3     780.365249   19.853021     2.113489    21.966510   0.000000  760.512228
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     148.363671   29.850203     0.618182    30.468385   0.000000  118.513468
A-7    1100.356586    0.000000     0.000000     0.000000   4.584750 1104.941336
A-8    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-9     912.492734    4.090625     3.802053     7.892678   0.000000  908.402109
A-10    780.365249   19.853021     2.763794    22.616815   0.000000  760.512228
A-P     728.926561   31.193565     0.000000    31.193565   0.000000  697.732996
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     912.492737    4.090628     3.802050     7.892678   0.000000  908.402109
M-2     912.492745    4.090636     3.802045     7.892681   0.000000  908.402109
M-3     912.492745    4.090636     3.802045     7.892681   0.000000  908.402109
B-1     912.492745    4.090636     3.802070     7.892706   0.000000  908.402109
B-2     912.492740    4.090631     3.802071     7.892702   0.000000  908.402109
B-3     912.492721    4.090612     3.802058     7.892670   0.000000  908.402108

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S6 (POOL #  4678)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4678
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       23,756.37
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,821.98

SUBSERVICER ADVANCES THIS MONTH                                        3,694.32
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     418,362.92

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     111,536,343.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          313

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,254,275.99

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.13276000 %     1.46135700 %    0.40493710 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.09510600 %     1.48742079 %    0.41406730 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,031,113.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,986,319.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.49584017
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              152.40

POOL TRADING FACTOR:                                                54.97814646